                                                                    EXHIBIT 99.1


NEWS                                               CONTACT:  RICHARD T. MARABITO
RELEASE                                                  CHIEF FINANCIAL OFFICER
                                                       TELEPHONE: (216) 292-3800
                                                             FAX: (216) 292-3974


                OLYMPIC STEEL REPORTS 2005 SECOND QUARTER RESULTS


     Cleveland, Ohio -- (July 28, 2005) Olympic Steel, Inc., (Nasdaq: ZEUS), a national steel service center, today announced its financial results for the second quarter and six months ended June 30, 2005.

     Net sales for the second quarter of 2005 increased 8.4% to $241.5 million from $222.8 million for the second quarter a year ago. Second quarter 2005 net income totaled $3.0 million, or $0.29 per diluted share, compared to net income of $18.5 million, or $1.82 per diluted share for last year's second quarter. Unfortunately, second quarter results included a $1.7 million, or $0.10 per diluted share, bad debt charge related to receivables from two customers that filed for bankruptcy protection in June 2005. Tons sold decreased 7.4% to 319 thousand from 344 thousand in the second quarter of 2004.

     For the first half of 2005, net sales increased 28.4% to $526.0 million from $409.8 million. Net income for the first half of 2005 was $12.6 million, or $1.21 per share, compared to net income of $29.3 million, or $2.90 per share in the first half of 2004. Tons sold decreased 7.0% to 678 thousand from 729 thousand in the first half of 2004.

     "While the second quarter was challenging from a carbon flat rolled pricing and customer credit perspective, we are pleased with the results of our balance sheet and expense control management. During the last three months, we accelerated our receivable and inventory turnover rates, allowing us to reduce inventory by $37.3 million and debt by $37.3 million, a 21% decline in inventory and a 31% decline in debt. We also reduced our second quarter operating expenses by $8.7 million or 22.5% as compared to the second quarter of 2004. At June 30, 2005, our debt totaled $82.6 million, or 43% of equity, both lows for Olympic Steel since our IPO in 1994," stated Michael D. Siegal, Chairman and Chief Executive Officer.

     "We anticipate some softness to persist in carbon flat rolled pricing during the seasonally slower third quarter. However, we are encouraged to finally see a meaningful drop in the service center industry's June inventory levels, and we anticipate further reductions through July. We believe that the continuation of the inventory correction may allow pricing pressures on carbon steel to subside later this year. We also believe that the currency adjustment by China is a positive development for many of our exporting customers," concluded Mr. Siegal.

     Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 12 facilities and participates in two joint ventures. For further information, visit the Company's web site at http://www.olysteel.com.

     It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

     Such risks and uncertainties include, but are not limited to: general and global business, economic and political conditions; competitive factors such as the availability and pricing of steel, industry inventory levels, and rapid fluctuations in customer demand and pricing; the cyclicality and volatility within the steel industry; the ability of customers (especially in the automotive industry) to maintain their credit availability; layoffs or work stoppages by the Company's suppliers' or customers' personnel; equipment installation delays or malfunctions; the successes of the Company's efforts and initiatives to increase sales volumes, improve cash flows and reduce debt, maintain or improve inventory turns, and reduce costs; the successes of the Company's joint ventures; the adequacy of our information technology and business system software; and customer, supplier, and competitor consolidation or insolvency. Please refer to the Company's Securities and Exchange Commission filings for further information.

                                  OLYMPICSTEEL
                         SELECTED FINANCIAL INFORMATION

                (in thousands, except per share data and ratios)


                                                   THREE MONTHS ENDED             SIX MONTHS ENDED
                                                        JUNE 30,                      JUNE 30,
                                                ------------------------       ------------------------
                                                   2005          2004            2005           2004
                                                ---------     ----------       ---------     ----------
SUMMARY RESULTS OF OPERATIONS:                         (unaudited)                  (unaudited)
-----------------------------

Net sales                                       $ 241,482     $  222,773       $ 526,040     $  409,806
Operating income                                    5,937         31,747          22,770         50,582
Income before income taxes                          4,757         30,814          20,525         48,309
                                                ---------     ----------       ---------     ----------
Net income                                      $   3,004     $   18,500       $  12,623     $   29,347
                                                =========     ==========       =========     ==========
Earnings per share:

   Net income per share - basic                 $    0.30     $     1.89       $    1.25     $     3.01
   Net income per share - diluted               $    0.29     $     1.82       $    1.21     $     2.90



                                                        JUNE 30,              DECEMBER 31,
                                                ------------------------      -----------
                                                   2005          2004            2004
                                                ---------     ----------      -----------
SUMMARY BALANCE SHEET DATA:                           (unaudited)
--------------------------

Accounts receivable, net                        $ 104,940     $   97,606       $  93,336
Inventories                                       143,862        132,510         186,124
Net property and equipment                         80,426         86,669          83,571
Total assets                                      340,710        327,358         374,146
Current liabilities                                61,679         89,505          95,688
Total debt                                         82,630         90,387          96,022
Shareholders' equity                              190,834        143,106         176,525
Shareholders' equity per share                      18.80          14.51           17.58
Debt-to-equity ratio                             .43 to 1       .63 to 1        .54 to 1


                                                    SIX MONTHS ENDED
                                                        JUNE 30,
                                                ------------------------
                                                  2005           2004
                                                ---------     ----------
OTHER DATA:                                           (unaudited)
----------

Capital expenditures                                  906          1,065
EBITDA (a)                                         26,818         55,216


(a)  Defined as operating income plus depreciation plus asset impairment charge.


  IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS
      PROJECTIONS FOR EXTERNAL USE AND NOT TO ENDORSE ANY ANALYST'S SALES
                             OR EARNINGS ESTIMATES.

                                  OLYMPICSTEEL
                              RESULTS OF OPERATIONS

                (in thousands, except per share and tonnage data)



                                                         THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                      ---------------------------------    ----------------------------------
                                                            2005            2004                2005                2004
                                                      ---------------   ---------------    ---------------    ---------------
                                                                  (unaudited)                          (unaudited)

Tons sold
   Direct                                              270,628           292,973            584,516            623,068
   Toll                                                 48,018            51,096             93,983            106,145
                                                      --------          --------           --------           --------
                                                       318,646           344,069            678,499            729,213
   % change                                              (7.4%)            23.4%              (7.0%)             33.2%

Net sales                                             $241,482          $222,773           $526,040           $409,806
                                                      --------          --------           --------           --------
   % change                                               8.4%             96.4%              28.4%              79.5%
Cost of materials sold                                 205,483           152,247            440,618            285,793
                                                      --------          --------           --------           --------
   Gross profit                                         35,999   14.9%    70,526   31.7%     85,422   16.2%    124,013   30.3%

Operating expenses
   Warehouse and processing                             10,064    4.2%    11,425    5.1%     20,692    3.9%     22,309    5.4%
   Administrative and general                            7,044    2.9%    13,360    6.0%     16,317    3.1%     23,037    5.6%
   Distribution                                          5,024    2.1%     4,711    2.1%     10,159    1.9%      9,782    2.4%
   Selling                                               4,761    2.0%     5,764    2.6%      8,798    1.7%     11,080    2.7%
   Occupancy                                             1,139    0.5%     1,256    0.6%      2,638    0.5%      2,589    0.6%
   Depreciation                                          2,030    0.8%     2,076    0.9%      4,048    0.8%      4,147    1.0%
   Asset impairment charge                                   -    0.0%       187    0.1%          -    0.0%        487    0.1%
                                                      --------          --------           --------           --------
      Total operating expenses                          30,062   12.4%    38,779   17.4%     62,652   11.9%     73,431   17.9%
                                                      --------          --------           --------           --------
   Operating income                                      5,937    2.5%    31,747   14.3%     22,770    4.3%     50,582   12.3%
Income from joint ventures                                 200                94                443                172
                                                      --------          --------           --------           --------
   Income before financing costs and income taxes        6,137            31,841             23,213             50,754
Interest and other expense on debt                       1,380    0.6%     1,027    0.5%      2,688    0.5%      2,445    0.6%
                                                      --------          --------           --------           --------
   Income before income taxes                            4,757    2.0%    30,814   13.8%     20,525    3.9%     48,309   11.8%

Income tax provision                                     1,753   36.9%    12,314   40.0%      7,902   38.5%     18,962   39.3%
                                                      --------          --------           --------           --------
Net income                                            $  3,004          $ 18,500           $ 12,623           $ 29,347
                                                      ========          ========           ========           ========
Earnings per share:
   Net income per share - basic                       $   0.30          $   1.89           $   1.25           $   3.01
                                                      ========          ========           ========           ========
   Weighted average shares outstanding - basic          10,148             9,794             10,114              9,734
                                                      ========          ========           ========           ========
   Net income per share - diluted                     $   0.29          $   1.82           $   1.21           $   2.90
                                                      ========          ========           ========           ========
Weighted average shares outstanding - diluted           10,436            10,182             10,447             10,108
                                                      ========          ========           ========           ========





  IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS
      PROJECTIONS FOR EXTERNAL USE AND NOT TO ENDORSE ANY ANALYST'S SALES
                             OR EARNINGS ESTIMATES.